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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 FIRST UNION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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March 15, 1995

Dear Fellow Shareholder:

      The Annual Meeting of Shareholders of First Union Real Estate Investments is scheduled to be held on Tuesday, April 11, 1995, and we have attempted to contact you by telephone to discuss the important meeting agenda. To date, we have been unable to reach you.

      We would appreciate it if you would take a moment to please call us at
(800) 442-3120 or collect at (201) 896-1900 any weekday from 9 a.m. to 5 p.m.
Eastern Standard Time.

      Thank you for your interest in the affairs of First Union Real Estate Investments. We appreciate your cooperation and look forward to hearing from you.

Sincerely,

First Union Real Estate Investments